UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2015

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                         Submission of Matters to a Vote of Security Holders.

On April 29, 2015, BioTelemetry, Inc. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected each of the two (2) nominees for director and voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015. There were 26,928,460 shares of common stock entitled to be voted. There were 22,813,184 shares voted in person or by proxy. The proposals are described in detail in the Company’s Definitive Proxy Statement.

Proposal 1

The Company’s stockholders elected two directors to the Board to serve for a three year term until the 2018 annual meeting of stockholders.  The votes regarding this proposal are as follows:

	Votes For	Votes Withheld

Anthony J. Conti	16,997,884	298,836
Kirk E. Gorman	16,996,874	299,846

Proposal 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015. The votes regarding this proposal are as follows:

Votes For	Votes Against	Abstain
21,277,093	1,585,663	428

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

May 1, 2015	By:	/s/ Peter Ferola

		Name:	Peter Ferola
		Title:	Senior Vice President & Secretary